Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Part B of the Registration Statement No. 811-00971 on Form N-1A of Fidelity Congress Street Fund: Fidelity Congress Street Fund.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
April 10, 2008